UNITED STATES

                SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.   20549

                            FORM 8-K

                         CURRENT REPORT

   Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): July 31, 1997

                         Steritek, Inc.
     (Exact name of registrant as specified in its charter)

         New Jersey                 0-12547             22-2243703
(State or other jurisdiction of   (Commission         (I.R.S. Employer
incorporation or organization)    File Number)       Identification No.)

                      121 Moonachie Avenue
                      Moonachie, NJ  07074
            (Address of principal executive offices)
                           (Zip Code)

                        (201) 460-0500
   (Registrant's telephone number, including area code)


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Item 4. Changes in Registrant's Certifying Accountant

     M.R. Weiser & Co., who was previously engaged as the principal accountant to audit the Registrant's financial statements, was dismissed by the Registrant effective July 31, 1997. I. Weismann & Associates has been engaged as the principal accountant to audit the Registrant's financial statements, effective July 31, 1997.

     Pursuant to Regulation 229.304 (Item 304 of Regulation S-K), the Registrant provides the following information.

     The former accountant, M.R. Weiser & Co., was dismissed on July 31, 1997.

     M.R. Weiser & Co.'s report on the financial statements of the Registrant for either of the past two years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

     The decision to change accountants was recommended and approved by the board of directors.

     During the Registrant's two most recent fiscal years and the subsequent interim period preceding the dismissal of M.R. Weiser & Co., there were not any disagreements with M.R. Weiser & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of M.R. Weiser & Co., would have caused it to make a reference to the subject matter of the disagreements in connection with its report.

     As of July 31, 1997, the newly engaged accountant of the registrant is: I. Weismann & Associates, 218 Ridgedale Avenue, P.O. Box 2207, Morristown, New Jersey, 07962-2207. The contact is Ira Weismann. Their phone number is
(201) 984-8900.

                 STERITEK, INC. AND SUBSIDIARIES

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                Steritek, Inc.


                              By/s/ James K. Wozniak


                                James K. Wozniak, Vice President,
                                 Chief Financial Officer and
                                 Secretary (principal financial
                                 and accounting officer)

Date: July 31, 1997